As filed with the Securities and Exchange Commission on October 25, 2002
                                                      Registration No. 333-72592



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                         Post-Effective Amendment No. 1

                                       to

                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------


                                KIRBY CORPORATION

             (Exact name of registrant as specified in its charter)



              Nevada                                               74-1884980
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)



                           55 Waugh Drive, Suite 1000
                              Houston, Texas 77007
          (Address of principal executive offices, including zip code)

                       -----------------------------------

              2001 EMPLOYEE STOCK OPTION PLAN FOR KIRBY CORPORATION



                            (Full title of the plans)

                       ----------------------------------

                                   J. H. Pyne
                                    President
                                Kirby Corporation
                           55 Waugh Drive, Suite 1000
                              Houston, Texas 77007
                     (Name and address of agent for service)

                                 (713) 435-1000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Thomas G. Adler, Esq.
                              Jenkens & Gilchrist,
                           A Professional Corporation
                          1445 Ross Avenue, Suite 3200
                               Dallas, Texas 75202

                                EXPLANATORY NOTE

     Kirby Corporation (the "Registrant") has filed a Registration Statement on Form S-8 (Registration No. 333-72592) (the "Registration Statement") which originally registered 1,000,000 shares of common stock, par value $.10 per share (the "Common Stock"), of the Registrant reserved for issuance pursuant to the 2001 Employee Stock Option Plan for Kirby Corporation (the "Predecessor Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, the Registration Statement also covered an indeterminate number of additional shares of the Common Stock issuable pursuant to the exercise of options and/or awards granted or to be granted under the Predecessor Plan to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.

     The Registrant adopted the Kirby Corporation 2002 Stock and Incentive Plan (the "Plan") on February 28, 2002, which replaced the Predecessor Plan. No future awards will be made under the Predecessor Plan. This Post-Effective
Amendment No. 1 to the Registration Statement is filed to deregister an aggregate of 473,887 shares of Common Stock previously registered that remain available for future grant under the Predecessor Plan. The shares deregistered by this Post-Effective Amendment No. 1 will be registered by a subsequently filed registration statement on Form S-8 for the Plan, and the associated registration fee paid by the Registrant to register shares issuable under the Predecessor Plan on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2002.

                                      KIRBY CORPORATION


                                      By:  /s/ J.H. Pyne
                                           -------------------------------------
                                           J. H. Pyne
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
post-effective amendment no. 1 to the registration statement has been signed by the following persons in their capacities and on the dates indicated:




                    Signature                                      Capacity                            Date
                    ---------                                      --------                            ----

*                                                      Chairman   of  the   Board   and          October 23, 2002
--------------------------------------------           Director of the Corporation
C. Berdon Lawrence



    /s/ J. H. Pyne                                     President, Director and Principal         October 23, 2002
-----------------------------------------------------  Executive Officer of the Corporation
J. H. Pyne



*                                                      Executive Vice President, Treasurer,      October 23, 2002
--------------------------------------------           Assistant Secretary and Principal
Norman W. Nolen                                        Financial Officer of the Corporation


*                                                      Vice President, Controller, Assistant     October 23, 2002
--------------------------------------------           Secretary and Principal Accounting
G. Stephen Holcomb                                     Officer of the Corporation

*                                                      Director of the Corporation               October 23, 2002
--------------------------------------------
C. Sean Day



*                                                      Director of the Corporation               October 23, 2002
--------------------------------------------
Bob G. Gower



                                                       Director of the Corporation               October 23, 2002
--------------------------------------------
Walter E. Johnson



*                                                      Director of the Corporation               October 23, 2002
--------------------------------------------
William M. Lamont, Jr.



*                                                      Director of the Corporation               October 23, 2002
--------------------------------------------
George A. Peterkin, Jr.



*                                                      Director of the Corporation               October 23, 2002
--------------------------------------------
Robert G. Stone, Jr.



 *                                                     Director of the Corporation               October 23, 2002
-----------------------------------------------------
Richard C. Webb




*By:     /s/ J. H. Pyne
     ---------------------------------------
      J. H. Pyne
      Attorney-in-fact
